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                                                            Exhibit 99

          WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                          FORM 10-QSB MARCH 31, 1999

Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended March 31, 1999:

         Net Income                                             $    16,000
         Add:  Depreciation and amortization                         45,000
         Less: Equity in income of Local Limited Partnerships        (1,000)
               Cash to reserves                                     (33,000)
                                                                 -----------
         Cash Available for Distribution                         $    27,000
                                                                 ===========
         Distributions allocated to General Partners             $     2,000
                                                                 ===========
         Distributions allocated to Limited Partners             $    25,000
                                                                 ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1999:

    Entity Receiving                  Form of
      Compensation                  Compensation                      Amount
------------------------  ------------------------------------------  ------
General Partners          Interest in Cash Available for Distribution $2,000

WFC Realty Co., Inc.
(Initial Limited Partner) Interest in Cash Available for Distribution $    5








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